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                                                                    Exhibit 10.1

                        ADDENDUM TO EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                       TAB PRODUCTS, CO. AND PHILIP KANTZ

         This Addendum hereby amends the employment agreement by and between TAB Products, Co. (the "Company") and Philip Kantz (the "Executive"), effective January 27, 1997 (the "Employment Agreement") to provide as follows:

         1.       DEFINITION OF "TRANSFER OF CONTROL".

                  A. A "Transfer of Control" shall, in addition to the definition set forth in Section 3(e) of the Employment Agreement, mean the occurrence of either of the following events:

                           (1) the complete dissolution or liquidation of the Company; or

                           (2) a change in the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors.

                           For purposes of this Addendum, an Incumbent Director
                  is any director who is either: (a) a director of the Company as of the effective date of this Addendum; or (b) a director who is appointed or nominated for election to the Board of Directors of the Company by the Board of Directors or its nominating committee and whose nomination or appointment is approved by with the affirmative votes of at least a majority of the Incumbent Directors at the time of such appointment or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

         2. SECTIONS 5(b) AND 5(c): TERMINATION WITHOUT CAUSE AND TERMINATION WITHOUT CAUSE FOLLOWING A TRANSFER OF CONTROL.

                  A. LUMP SUM PAYMENTS. Notwithstanding anything set forth in the Employment Agreement, all severance payments made pursuant to Sections 5(b) and 5(c) of the Employment Agreement shall be paid in a lump sum within thirty (30) days of the termination of employment.

                  B. COBRA. If Executive becomes entitled to severance payments pursuant to either Section 5(b) or 5(c) of the Employment Agreement and if Executive elects continued medical insurance coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company shall pay Executive's COBRA

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                      premiums for the duration of such COBRA coverage, or
                      twenty-four (24) months, whichever is less. If Executive's medical coverage immediately prior to the date of termination included Executive's dependents, the Company paid COBRA premiums shall include such dependents.

         Executed effective as of September 21, 1999.

TAB Products, Co.


By:      /s/ Hans A. Wolf                            /s/ Philip C. Kantz
         ----------------                            -------------------
         Hans A. Wolf                                Philip Kantz

Its:     Chairman
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